                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES


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Pricing Supplement No. 24                                   Trade Date: 03/08/04
(To Prospectus dated September 8, 2003 and                  Issue Date: 03/11/04
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is March 9, 2004



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

         CUSIP
           or
      Common Code         Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------         ----------------         -------------           -------------         ---------------
       91131UHJ6            $1,976,000.00              4.75%                  03/15/19                 100%



    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)        Survivor's Option      Subject to Redemption         (including the redemption price)
    ----------------      -----------------      ----------------------        --------------------------------
     semi-annually               Yes                      Yes                           100% 03/15/05
       (09/15/04)                                                                  semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $1,938,950.00             $37,050.00                $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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